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GMO TRUST
SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of February 28, 2001:

Fund                                    Shareholder

GMO U.S. Core Fund                      NRECA
GMO U.S. Core Fund                      Wheeler & Co F/B/O The Hyams Foundation Inc.
GMO Growth Fund                         Surdna Foundation Inc
GMO Growth Fund                         "The Northern Trust Company, Trustee of The Aerospace Corporation Employees Retirement
                                        Plan Trust"
GMO Value Fund                          Leland Stanford Junior University II
GMO Short-Term Income Fund              Bost & Co A/C NYXF1749622 (Verizon-STIF)
GMO International Intrinsic Value Fund  State Street Bank as Trustee for the Electronic Data Systems Corporation
GMO International Intrinsic Value Fund  Sisters of the Holy Cross Inc. c/o Sister Mary Eliza Martin CSC General Treasurer
GMO International Small Companies Fund  Princeton University TR
GMO International Small Companies Fund  Yale University
GMO U.S. Sector Fund                    Cormorant Fund c/o GMO
GMO International Bond Fund             Saturn & Co A/C 4600712 c/o Investors Bank & Trust Company TR - FBO The John Hancock Mutual
                                        Life Insurance Company Pension Plan
GMO International Bond Fund             Bost & Co A/C NYXF1049812 (Verizon-IBF)
GMO Small Cap Growth Fund               Bost & Co A/C WFHF6202002 - FBO The Hewlett Foundation
GMO Emerging Markets Fund               Princeton University TR
GMO Emerging Country Debt Fund          San Francisco City & County Retirement System
GMO Emerging Country Debt Fund          "Chase Manhattan Bank, TTEE for General Motors Employees Global Group Pension Trust"
GMO Global Hedged Equity Fund           Partners Healthcare System Pooled Investment Accounts
GMO Currency Hedged International
Bond Fund                               Bost & Co A/C NYXF1783842 - FBO Bell Atlantic-Fixed Income
GMO Currency Hedged International
Equity Fund                             Trustees of Columbia University in the City of New York - Global
GMO Currency Hedged International
Equity Fund                             The Edna McConnell Clark Foundation
GMO Global Bond Fund                    Fresno County Employees' Retirement Association
GMO Foreign Fund                        Princeton University TR
GMO Foreign Fund                        American Committee For The Weizmann Institute of Science Inc.
GMO International
Equity Allocation Fund                  MD Co FBO Memorial Drive Trust c/o MDT Advisors Inc
GMO World Equity Allocation Fund        Mars & Co (Bridgewater College) c/o Investors Bank & Trust Co
GMO World Equity Allocation Fund        Longwood College Foundation Inc
GMO Global (U.S.+) Equity
Allocation Fund                         "Bost & Co, Yale Trusts"
GMO U.S. Bond/Global Alpha A Fund       Phillips Exeter Academy
GMO U.S. Bond/Global Alpha A Fund       GMO Global Balanced Allocation Fund
GMO Asia Fund                           Princeton University TR
GMO Tax-Managed U.S. Equities Fund      Fleet National Bank Metcalf FBO Various Accounts
GMO Tax-Managed International
Equities Fund                           Gordon Family Trust
GMO Tax-Managed International
Equities Fund                           The Northern Trust Mars Benefit Trust
GMO Intrinsic Value Fund                Princeton University TR
GMO Emerging Country Debt Share Fund    Sprint Corporate Master Trust
GMO Alpha LIBOR Fund                    The Chase Manhattan Bank as Directed Trustee for the IBM Personal Pension Plan Trust
GMO Foreign Small Companies Fund        Princeton University TR
GMO Foreign Small Companies Fund        FMC Corporation Defined Benefit Retirement Trust


The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period March 1, 2000 through February 28, 2001:

Fund                                    Shareholder

GMO Short-Term Income Fund              Marshall Jones - GTE IMC
GMO U.S. Sector Fund                    The Herb Society of America Inc
GMO Tax-Managed U.S. Equities Fund      Dovecote Fund LLC
GMO Tax-Managed Small Companies Fund    Mac & Co A/C 10260102934
GMO Alpha LIBOR Fund                    GMO Global Bond Fund
GMO Alpha LIBOR Fund                    GMO U.S. Bond/Global Alpha B Fund

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